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                                                                      EXHIBIT 99

NEWS RELEASE

FOR INFORMATION CONTACT:
Ross C. Roadman
SVP, Strategic Planning and Investor Relations
American Retirement Corporation
800-663-0766 (TOLL FREE)


                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------
                                                             SEPTEMBER 30, 2002


AMERICAN RETIREMENT CORPORATION ANNOUNCES COMPLETION OF $125 MILLION OF FINANCING TRANSACTIONS

NASHVILLE, TN -- American Retirement Corporation (NYSE: ACR), a leading national provider of senior living housing and care, today announced that it has closed the $125.0 million of financing transactions with Health Care Property Investors, Inc. which were previously announced on August 14, 2002.

In accordance with the terms of a loan agreement, HCPI has loaned one of the Company's subsidiaries $112.75 million. Pursuant to a contribution agreement, HCPI has also made a $12.25 million minority investment in certain of the Company's subsidiaries. The transactions have generated approximately $120.0 million of net proceeds for the Company which were used to repay its outstanding 5 3/4% Series A Senior Subordinated Notes Due September 30, 2002 and will be used to repay its outstanding 5 3/4% Convertible Subordinated Debentures Due 2002 at maturity on October 1, 2002.

 "We are pleased to have completed the final phases of our refinancing plan," said Bill Sheriff, Chairman and Chief Executive Officer of the Company. "With these transactions, we have successfully refinanced all of our debt that was due in 2002 and 2003. We are grateful for the support of our lenders, bondholders who participated in our exchange offer, and the many other parties we worked with during this process over the last 18 months. We now look forward to focusing our efforts toward increasing cash flow by maturing our assisted living portfolio as well as strengthening our core operating business and, thus, creating value for all of our constituencies."

Cohen & Steers Capital Advisors, LLC acted as financial advisor to the Company.

American Retirement Corporation

The Company offers a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. The Company currently operates 65 senior living communities in 14 states with an aggregate capacity for approximately 14,400 residents. The Company's strategy is to develop senior living networks in major metropolitan regions. These networks are comprised of large continuing care retirement communities and free-standing assisted living residences located in the same markets.


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Health Care Property Investors, Inc.

Health Care Property Investors, Inc. (NYSE:HCP) is a self-administered equity real estate investment trust (REIT) that invests directly or through joint ventures in health care facilities. HCPI's investment portfolio, as of September 30, 2002, consisted of 442 facilities in 42 states. HCPI's investments include 183 long-term care facilities, 88 assisted living facilities, 85 medical office buildings, 35 physician group practice clinics, 21 acute-care hospitals, nine freestanding rehabilitation facilities, seven health care laboratory and biotech research facilities, and 14 retirement living communities. HCPI commenced operations in 1985 and is headquartered in Newport Beach, CA. For more information on Health Care Property Investors, Inc., visit the Company's web site at www.hcpi.com.

Safe Harbor Statement

Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management. These forward-looking statements may be affected by certain risks and uncertainties. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

The HCPI transactions are described in greater detail in the Company's recent filings with the Securities and Exchange Commission. These filings, along with the Company's other filings, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement, can be obtained, free of charge, from the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these documents can be obtained by shareholders from the Company, at no cost, by writing or calling American Retirement Corporation, 111 Westwood Place, Suite 200, Brentwood, Tennessee 37027, Attention: Ross Roadman/Todd Kaestner (800) 663-0766.


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